Exhibit 15.6

From : Zandra Tan Suet Ping	DID : +603 2299 3868
zandra.tan@rahmatlim.com	Fax : +603 2287 1616

Our reference : 8021001631	28 April 2022
Your reference :

Grab Holdings Limited 3 Media Close, #01-03/06 Singapore 138498	By E-mail

Dear Sirs or Madam,

Grab Holdings Limited (the “Company”)

We, Rahmat Lim & Partners, consent to the reference to our firm under the captions of “Item 3.D — Risk Factors — Risks Relating to Our Corporate Structure and Doing Business in Southeast Asia” in the Company’s annual report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”), and further consent to the incorporation by reference of such reference in the Annual Report and this consent into the Registration Statement (Form S-8 No. 333-262658) pertaining to the Company’s Amended and Restated 2021 Equity Incentive Plan and 2021 Equity Stock Purchase Plan. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely

/s/ Rahmat Lim & Partners

Rahmat Lim & Partners

Suite 33.01, Level 33, The Gardens North Tower, Mid Valley City

Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia

Tel: +603 2299 3888    |    Fax: +603 2287 1278

rahmatlim.com

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